As Filed With the Securities and Exchange Commission on July 28, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SWIFT TRANSPORTATION CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction	86-0666860 (I.R.S. Employer Identification No.)
of Incorporation or Organization)

2200 South 75th Avenue, Phoenix, Arizona 85043
(Address of Principal Executive Offices)   (Zip Code)

Swift Transportation Co., Inc.
1994 Employee Stock Purchase Plan
(Full Title of the Plan)

Jerry C. Moyes, President
Swift Transportation Co., Inc.
2200 South 75th Avenue
Phoenix, Arizona 85043
(Name and Address of Agent For Service)
(602) 269-9700
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount To Be	Offering Price Per	Aggregate Offering	Amount Of
Securities To Be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee (2)
Common Stock, $.001 par value	2,000,000	$19.71	$39,420,000	$4,994.51

(1)	In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices of the Registrant’s Common Stock on July 26, 2004.

     This Registration Statement relates to Form S-8 Registration Statement No. 33-85944, filed on November 2, 1994, pursuant to which Swift Transportation Co., Inc. (the “Company”) registered 4,500,000 shares of common stock for issuance under the Swift Transportation Co., Inc. 1994 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) (as adjusted to reflect an increase resulting from a 2-for-1 stock split on November 21, 1994, a 3-for-2 stock split on March 13, 1998, and a 3-for-2 stock split on April 12, 1999).

     The contents of this registration statement are incorporated by reference herein pursuant to General Instruction E to Form S-8. This Registration Statement relates to the amendment of the Employee Stock Purchase Plan. The Employee Stock Purchase Plan has been amended to (i) increase the number of shares of common stock authorized to be issued thereunder from 4,500,000 shares to 6,500,000 shares and (ii) extend the termination date of the Employee Stock Purchase Plan from November 18, 2004 to November 18, 2014.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

The following exhibits are filed with this Registration Statement.

Exhibit No.	Description
4.1	Swift Transportation Co., Inc. 1994 Employee Stock Purchase Plan (Incorporated by reference from Exhibit 4 to the Company’s Registration Statement on Form S-8 (File No. 33-85944)).

4.2	Amendment to the Swift Transportation Co., Inc. 1994 Employee Stock Purchase Plan (Incorporated by reference to the Company’s Notice and Proxy Statement for its 2004 Annual Meeting of Stockholders).

5	Opinion of Snell & Wilmer L.L.P.

23.1	Consent of KPMG LLP.

23.2	Consent of Snell & Wilmer L.L.P. (included as part of Exhibit 5).

24	Power of Attorney (included in signature page).

2

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on July 28, 2004.

SWIFT TRANSPORTATION CO., INC., a Nevada corporation
By:	/s/ Jerry C. Moyes
Jerry C. Moyes Chairman of the Board, President and
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other person who administers the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, Arizona, on July 28, 2004.

SWIFT TRANSPORTATION CO, INC. 1994 Employee Stock Purchase Plan
By:	/s/ Jerry C. Moyes
Jerry C. Moyes
Chairman of the Board

POWER OF ATTORNEY

     We, the undersigned officers and directors of Swift Transportation Co., Inc., hereby severally constitute and appoint Jerry C. Moyes and Gary R. Enzor, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names and in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Swift Transportation Co., Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date
/s/ Jerry C. Moyes Jerry C. Moyes	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	July 28, 2004

/s/ William F. Riley III William F. Riley III	Senior Executive Vice President, Secretary and Director	July 28, 2004

/s/ Gary R. Enzor Gary R. Enzor	Chief Financial Officer	July 28, 2004

/s/ Stephen R. Attwood Stephen R. Attwood	Corporate Controller	July 28, 2004

/s/ Alphonse E. Frei Alphonse E. Frei	Director	July 28, 2004

Dale M. Jensen	Director

/s/ Earl H. Scudder, Jr. Earl H. Scudder, Jr.	Director	July 28, 2004

/s/ Karl Eller Karl Eller	Director	July 28, 2004

/s/ Jock Patton Jock Patton	Director	July 28, 2004

/s/ Paul Mecray Paul Mecray	Director	July 28, 2004

/s/ David Goldman David Goldman	Director	July 26, 2004

2

EXHIBIT INDEX

Exhibit
Number	Description	Page or Method of Filing
4.1	Swift Transportation Co., Inc. 1994 Employee Stock Purchase Plan	Incorporated by reference from Exhibit 4 to the Company’s Registration Statement on Form S-8 (File No. 33-85944)

4.2	Amendment to the Swift Transportation Co., Inc. 1994 Employee Stock Purchase Plan	Incorporated by reference to the Company’s Notice and Proxy Statement for its 2004 Annual Meeting of Stockholders

5	Opinion of Snell & Wilmer L.L.P.	Filed herewith

23.1	Consent of KPMG LLP	Filed herewith

23.2	Consent of Snell & Wilmer L.L.P.	Included as part of Exhibit 5

24	Power of Attorney	See Signature Page